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                                  EXHIBIT 10-12
                     MANUFACTURERS AND TRADERS TRUST COMPANY
                         255 EAST AVENUE, P.0, BOX 22900
                               ROCHESTER, NY 14604

                                  May 11, 2004

Samuel T. Hubbard
President and CEO
High Falls Brewing Company
445 St Paul St.
Rochester, NY 14605

Dear Tom,

The following are conditions which must be met prior to High Falls Brewing Company making the $120,000 payment to Cephas, in connection with the proposed Genesee Note buyout:

1. Minimum pretax profit for High Falls Brewing Company of $1.1 million for the months of April, May and June, 2004.

2. No overline situation on June 30, 2004. i.e. the company is within the borrowing base (excluding the personal guarantees).

3. Payment is not made until after the final UDV termination payment is received (on or about July 15th) and paid to M&T Bank.

4. Lease (printers) totaling $108,194 as of 4/2/04, will become due and paid off in full concurrently with the Cephas payment being made or, if GBC pays $120M

5. In the event that Cephas receives $120,000 payment from HFBC after satisfaction of the above conditions or from GBC, Cephas may keep the payment.

Nothing in this letter shall modify the rights or remedies of this Bank except as specifically set forth above. If you have any questions, please feel free to contact me directly at 258-8424.

Sincerely yours,

MANUFACTURERS AND /TRADERS TRUST COMPANY

/s/ Kevin Wilmot

Kevin Wilmot
Assistant Vice President

ACKNOWLEDGED AND ACCEPTED:

By: /s/ John B. Henderson                       Date: May 21, 2004
    ------------------------------
    John B. Henderson, President, High Falls Brewing Company

By: /s/ Jeffery S. Holmes                       Date:
    ------------------------------                   ---------------------------
    Cephas Capital Partners